Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-150023) and on Form S-8 (Nos. 333-160012, 333-160011, 333-149088, 333-146224, 333-136818, 333-124707, 333-124706, 333-124705, 333-121928, 333-121927, 333-115170, 333-115169, 333-114983, 333-105772, 333-105771, 333-97467, 333-97465, 333-87476, 333-78879, 333-78877 and 333-37640) of Gleacher & Company, Inc. of our report dated March 20, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, NY
March 20, 2012